Exhibit 8.1

List of Subsidiaries

Off-shore

#	Name of the Entity	Jurisdiction
1.	NF Unicorn Holding Limited	Cayman
2.	NF Unicorn Acquisition Limited	Cayman
3.	NF Unicorn HHH Holding Limited	Cayman
4.	NF Unicorn Acquisition L.P.	Cayman
5.	NF Unicorn Chindex Holding Limited	Delaware, United States
6.	Healthy Harmony Holdings, L.P.	Cayman Islands
7.	Healthy Harmony GP, Inc.	Cayman Islands
8.	Healthy Harmony Healthcare Inc.	Cayman Islands
9.	Healthy Harmony Limited	British Virgin Islands
10.	United Family Healthcare Holdings	Mauritius
11.	United Family American Hospital Ventures	Mauritius
12.	Chindex International, Inc.	Delaware, United States
13.	United Family Healthcare Limited	Hong Kong
14.	United Family Hospitals and Clinics Limited	Hong Kong
15.	United Family Healthcare Holdings Limited	Hong Kong
16.	United Family Healthcare (Hong Kong) Limited	Hong Kong

On-shore

#	Name of the Entity	Official Name	Jurisdiction	Abbreviation
1.	Qingdao United Family Hospital Co., Ltd.	青岛和睦家医院有限公司	PRC	QDU
2.	Beijing United Family Rehabilitation Hospital Co., Ltd.	北京和睦家康复医院有限公司	PRC	Rehab
3.	Tianjin United Family Hospital Co., Ltd.	天津和睦家医院有限公司	PRC	TJU
4.	Shanghai Xincheng United Family Hospital Co., Ltd.	上海和睦家新城医院有限公司	PRC	PDU
5.	Shanghai United Family Hospital Co., Ltd.	上海和睦家医院有限公司	PRC	SHU
6.	Beijing United Family Hospital Co., Ltd.	北京和睦家医院有限公司	PRC	BJU
7.	Guangzhou United Family Hospital Co., Ltd	广州和睦家医院有限公司	PRC	GZU
8.	Beijing Jingbei Women & Children United Family Hospital Co., Ltd.	北京和睦家京北妇儿医院有限公司	PRC	DTU

9.	Beijing United Family Chao Wai Clinic Co., Ltd.	北京和睦家朝外诊所有限公司	PRC	CBD
10.	Beijing United Family Liang Ma Clinic Co., Ltd.	北京和睦家亮马诊所有限公司	PRC	BLC
11.	Beijing United Family Guangqumen Clinic Co., Ltd.	北京和睦家广渠门诊所有限公司	PRC	GQM
12.	Beijing United Family Jian Guo Men Clinic Co., Ltd.	北京和睦家建国门诊所有限公司	PRC	JGM
13.	Beijing United Family Fu Xing Men Clinic Co., Ltd.	北京和睦家复兴门诊所有限公司	PRC	JRJ
14.	Beijing United Family Health Center Co., Ltd.	北京和睦家医疗中心有限公司（formerly：北京和睦家妇婴医疗保健中心）	PRC	New Hope/NH
15.	Beijing United Family Hospital Management Co., Ltd.	北京和睦家医院管理有限公司（formerly：北京和睦家诊所有限责任公司）	PRC	SHY
16.	Beijing United Family Wudaokou Clinic Co., Ltd.	北京和睦家五道口综合门诊部有限公司	PRC	WDK
17.	Guangzhou United Family Yue Xiu Clinic Co., Ltd.	广州市和睦家越秀门诊部有限公司（formerly：广州市和睦家门诊部有限责任公司）	PRC	GZC
18.	Shanghai He Man Jia Clinic Co., Ltd.	上海合满家门诊部有限公司（formerly：上海和美家馨悦口腔门诊部有限公司）	PRC	SHD（QKC）
19.	Shanghai United Family Hospital Fengshang Clinic Co., Ltd.	上海和睦家丰尚门诊部有限公司	PRC	FSC
20.	Shanghai He Mei Jia Clinic Co., Ltd.	上海和美家诊所有限公司	PRC	SRC
21.	Hangzhou United Family Clinic Co., Ltd.	杭州和睦家门诊部有限公司（formerly：杭州璞迈瑞峰医疗门诊部有限公司）	PRC	HZC
22.	Hainan Boao United Family Medical Center Co., Ltd.	海南博鳌和睦家医疗中心有限公司	PRC	BAC
23.	Shanghai United Family Kangqiao Clinic Co., Ltd	上海和睦家康巧门诊部有限公司	PRC	SKQ
24.	United Family Healthcare Management Consulting (Beijing) Co., Ltd.	和睦家医疗管理咨询（北京）有限公司（formerly：北京美中互利医院管理咨询有限公司）	PRC	WFOE

25.	Beijing Access Health Hospital Management Co., Ltd.	北京爱科汇医院管理有限公司	PRC	Access
26.	Beijing Youhujia Healthcare Management Co., Ltd.	北京优护佳健康管理有限公司	PRC	YHJ
27.	Hangzhou Pumai Hospital Management Co., Ltd.	杭州璞迈医疗管理有限公司	PRC	HZL
28.	Qingdao United Family Qiji Hospital Management Co., Ltd	青岛和睦奇迹医疗管理有限公司	PRC	QUM